Exhibit 5.1

Glen Y. Sato

+1 650 843 5502

gsato@cooley.com

July 22, 2015

Dynavax Technologies Corporation

2929 Seventh Street, Suite 100

Berkeley, California 94710-2753

Ladies and Gentlemen:

We have acted as counsel to Dynavax Technologies Corporation, a Delaware corporation (the “Company”), in connection with the offering of up to 5,227,273 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued pursuant to that certain Underwriting Agreement (the “Agreement”), dated July 21, 2015, between the Company and Cowen and Company, LLC, as representative (the “Representative”) of the underwriters named in Schedule A thereto (and the preferred stock purchase rights (the “Rights”) associated with the Common Stock to be issued pursuant to that certain Rights Agreement (the “Rights Agreement”)), dated November 5, 2008, between the Company and Mellon Investor Services LLC, as Rights Agent (the “Rights Agent”)), consisting of shares of common stock pursuant to Registration Statement No. 333-200083 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the prospectus dated December 3, 2014 included therein (the “Base Prospectus”), and the related prospectus supplement dated July 21, 2015, filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Final Prospectus Supplement;” collectively, with the Base Prospectus, the “Prospectuses”). The Stock is to be sold by the Company as described in the Registration Statement and the Prospectuses.

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectuses, the Company’s Sixth Amended Restated Certificate of Incorporation (as amended) and Amended and Restated Bylaws, the Agreement, the Rights Agreement and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

We have also assumed that the Agreement and the Rights Agreement has been duly authorized, executed and delivered by the Representatives and the Rights Agent, as applicable, and that the members of the Board of Directors of the Company have acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Agreement and the Rights Agreement. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently sought to verify such matters. Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Dynavax Technologies Corporation

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On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Stock and the associated Rights, when sold in accordance with the Agreement, the Rights Agreement, the Registration Statement and the Prospectuses, will be validly issued, and the Stock will be fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectuses included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

[Signature page to follow]

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM

Dynavax Technologies Corporation

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Very truly yours,

Cooley llp

/s/ Glen Y. Sato

Glen Y. Sato

3175 HANOVER STREET, PALO ALTO, CA 94304-1130 T: (650) 843-5000 F: (650) 849-7400 WWW.COOLEY.COM